Exhibit 10.10
CONTRACTORS AND C
CODE OF ETHICS

Long-Term Incentive Plan
February 24, 2011
Ratified March 24, 2011

Policy Information

Document Title:	Long-Term Incentive Plan
Content Owner:	Director of HRA
Certification of Compliance Contact:	N/A
Policy Category:	FHLBank Policy
FHLBank-Level Approver:	Policy Oversight Group
Board-Level Approver:	Full Board
Review Frequency:	Yearly
Initial Effective Date:	12/18/2008
Last Review Date:	5/26/2010
Next Review Date:	12/2011

Table of Contents
1.0	Plan Objectives	2
2.0	Definitions	3
3.0	Eligibility	4
4.0	Base Award Opportunity	5
5.0	Performance Measures	6
6.0	Final Award Determination	6
7.0	Distribution of Final Awards	7
8.0	Plan Communication	7
9.0	Administrative Control	8
10.0	Miscellaneous Conditions	8
	Appendices	13

1.0	Plan Objectives

1.1	The purpose of the Federal Home Loan Bank of Topeka Long-Term Incentive Plan is to:

1.1.1
Promote consistently high value creation for FHLBank Topeka members by promoting the long-term growth and profitability of FHLBank Topeka in accordance with the achievement of its long-term strategic objectives and mission;

1.1.2	Promote key employee loyalty and dedication to FHLBank Topeka and its strategic objectives by rewarding performance that facilitates the growth and financial stability and success of FHLBank Topeka;

1.1.3
Increase FHLBank Topeka’s capacity to attract, retain and motivate key employees by enhancing its ability to offer competitive total compensation to key employees who are also vital to FHLBank Topeka’s future success.

Payments awarded under this plan, when combined with base salary, Short Term Incentive Plan (STIP) awards, and other benefits are designed to provide competitive total compensation to key employees for achieving FHLBank Topeka’s desired strategic objectives.  Total compensation is targeted to be at the 50th percentile relative to similar key employee positions at other FHLBanks.  If total targeted compensation is above the 50th percentile, then the Compensation Committee may recommend a corresponding decrease in the STIP targeted award during that corresponding period.

1.2
The Plan is a cash-based long-term incentive plan that establishes individual Base Award Opportunities related to achievement of FHLBank Topeka performance hurdles relative to the other FHLBanks and individual performance over a three-year Performance Period.

1.3	The Base Award Opportunity, Performance Measures, Final Value of Incentive, Participants, and other terms are set forth in Appendix A.

2.0	Definitions

2.1	When used in this Long-Term Incentive Plan, the following words and phrases shall have the following meaning:

2.1.1	Base Award Opportunity means the award that may be earned during a Performance Period for achieving target performance levels under each Performance Measure;

2.1.2	Board means FHLBank Topeka’s Board of Directors;

2.1.3	Compensation Committee means the Compensation Committee of the Board;

2.1.4
Extraordinary Occurrences means those events that, in the opinion and discretion of the Compensation Committee, are outside the significant influence of the Participants or FHLBank Topeka and are likely to have a significant unanticipated effect, whether positive or negative, on FHLBank Topeka’s operating and/or financial results;

2.1.5	FHFA means Federal Housing Finance Agency or any successor;

2.1.6	FHLBank Topeka means Federal Home Loan Bank of Topeka;

2.1.7	Final Award means the amount ultimately paid to a Participant under the Plan for a Performance Period;

2.1.8	Participant means a person who is eligible to take part in the Plan for a designated Performance Period as set forth in Appendix A;

2.1.9	Performance Measure means each performance factor that is taken into consideration under the Plan in determining the value of the Final Award;

2.1.10	Performance Period means a three-year period over which FHLBank Topeka’s performance is measured, with the current period to be as set forth at Appendix A;

2.1.11	Plan means the Federal Home Loan Bank of Topeka Long-Term Incentive Plan;

2.1.12	Plan Award means an amount that is provisionally determined at the end of the Performance Period subject to adjustment as provided in Section 6.4;

3.0	Eligibility

3.1
Individual employees eligible for participation for a Performance Period will be recommended by the President/CEO to the Compensation Committee for approval.  In the case of the President/CEO, the Compensation Committee has sole authority to approve the President/CEO’s eligibility during that applicable Performance Period.

3.2
Eligibility shall be limited to a select group of management or other highly-compensated employees (i.e., key employees), but normally will be further limited to the President/CEO and senior officers who are recommended as a Participant by the President/CEO.  Other key employees may be recommended by the President as Participants on a limited basis to address extraordinary performance and/or other criteria and considerations as determined by the Compensation Committee.

3.3	There will be four levels of participation:

Level I:	President & CEO

Level II:	Chief Operating Officer; Chief Risk Officer

Level III:	Other FHLBank Topeka employees as recommended by the President/CEO and determined by the Compensation Committee

3.4	The list of eligible Participants for each Performance Period is set forth in Appendix A.

3.5
An employee who is otherwise eligible under this Plan as set forth above remains otherwise subject to and shall cease to remain a Participant within the Plan for violation of either or both of the following requirements:

a)
Non-disclosure.  In and as a result of the Participant’s employment with FHLBank Topeka, Participant is or will be making use of, acquiring knowledge of and/or adding to confidential or proprietary information relating to FHLBank Topeka and its affiliates, including, without limitation, FHLBank Topeka’s systems, procedures, policies, manuals, trade secrets, business plans, financial data, strategies, methods of conducting business, processes, procedures, standards, know-how, manuals, techniques, technology, confidential reports and all other information, knowledge, or data of any kind or nature relating to the products, services, or business of FHLBank Topeka or any subsidiary, parent or other affiliate of FHLBank Topeka (collectively, “Confidential Information”).  As a material inducement to FHLBank Topeka to allow Participant to be eligible under the Plan, Participant shall not, at any time during or following the term of his employment with FHLBank Topeka, directly or indirectly, except in furtherance of FHLBank Topeka business and in accordance with FHLBank Topeka policies, use, disseminate, divulge or disclose, for any purpose whatsoever, any Confidential Information.

b)
Non-solicitation.  In acknowledgement and recognition of the highly competitive and unique nature of FHLBank Topeka’s business, Participant shall not, during his continued employment and for the one-year period following termination of such relationship, directly or indirectly, either by himself or through others, as an individual, partner, employee, agent, officer, stockholder or otherwise:

a.
solicit, divert, take away or attempt to take away the business of the FHLBank Topeka’s present or past customers that otherwise exist at the time of termination, or such customers of any affiliated or related companies;

b.	Solicit, hire, employ or endeavor to employ any of FHLBank Topeka’s employees, or independent contractors.

c)
Remedies.  By virtue of his signing of the Participation Agreement set forth at Appendix B, Participant acknowledges the terms and conditions of that Agreement, as well as that FHLBank Topeka will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any actual, threatened or attempted breach by the Participant of any provision of the Plan or the specific provisions of subparagraph a or b above.  Accordingly, in the event of a threatened, attempted or actual breach by Participant of any provision of the Plan, or subparagraph a or b, in addition to all other remedies to which FHLBank Topeka is entitled at law, in equity or otherwise, FHLBank Topeka may be entitled to a temporary restraining order and a permanent injunction or a decree of specific performance of any provision of subparagraph a or b.  The foregoing remedies will not be deemed to be the exclusive rights or remedies of FHLBank Topeka for any breach of or noncompliance with the terms of this Plan, or the Participation Agreement signed by the Participant but will be in addition to all other rights and remedies available to FHLBank Topeka at law, in equity or otherwise.

4.0	Base Award Opportunity

4.1
For each Performance Period, FHLBank Topeka will present a Base Award Opportunity to Participants.  The Base Award Opportunity is equal to a percentage of each Participant’s annual base salary at the beginning of the Performance Period as described in Appendix A.  Certain key employees have a greater and more direct impact than others on the annual success of FHLBank Topeka; therefore, these differences are recognized by varying Base Award Opportunities for each Participant by level of participation.

4.2
For each Performance Period, the President/CEO may recommend to the Compensation Committee that a discretionary award opportunity (the President’s Award) be made to a Level II or Level III Participant indicated in Appendix A for extraordinary performance and/or other criteria and considerations as determined by the Compensation Committee.

5.0	Performance Measures

5.1	Three achievement levels will be defined for each Performance Measure:

Threshold	The minimum achievement level acceptable for the Performance Measure.

Target	The expected achievement level for the Performance Measure.

Maximum	The achievement level for the Performance Measure that substantially exceeds the Target level of achievement.

5.2
Performance between Threshold – Target, and Target – Maximum shall be calculated by linear interpolation of the achievement point in the applicable performance range, as determined by the Compensation Committee.

5.3	Performance Measures for a Performance Period will be established by the Compensation Committee.

6.0	Final Award Determination

6.1
Except as provided in Section 6.3, Plan Awards are based on the achievement of Bankwide performance goals and Participants achieving satisfactory levels of individual performance; provided, however, if FHLBank Topeka fails to achieve performance at or above the Performance Measure(s) set forth in Section 5, Plan Awards may be reduced or eliminated for that Performance Period.

6.2	A Participant’s Plan Award for a Performance Period equals the Base Award Opportunity plus any discretionary awards that may be granted under the President’s Award as set forth in Section 4.2.

6.3
Final Awards for a Performance Period are determined by the Compensation Committee promptly after the Performance Period based upon the Compensation Committee’s analysis of all applicable standards set forth herein and/or consideration of performance that is not captured in the Performance Measures.  The Compensation Committee may also consider Extraordinary Occurrences when assessing performance results and determining Final Awards and may adjust the Performance Measures to ensure that the purpose of the Plan is served.

6.4	The above notwithstanding, a Final Award shall not be payable for any Performance Period under the following circumstances:

a)
FHLBank Topeka receives a cumulative “4” rating in its FHFA examination, or other equivalent “operating in an unsafe or unsound condition, or with unsafe or unsound practices” rating from applicable regulatory authorities during any year within the Performance Period.

b)	FHLBank Topeka has negative net income, as defined and in accordance with GAAP accounting standards, for the cumulative Performance Period.

c)
Specific to each Participant only, such Participant does not achieve satisfactory individual achievement levels during the applicable Performance Period.  For purposes of this Plan, the determination of whether performance is deemed “satisfactory” is in the sole discretion of the Compensation Committee.

6.5	The Final Award shall be reduced by 1/3 for each year during the Performance Period in which FHLBank Topeka has negative net income, as defined and in accordance with GAAP accounting standards.

7.0	Distribution of Final Awards

7.1	All Final Awards will be paid out in cash and will be subject to appropriate payroll tax withholdings.

7.2
No Final Award received by a Participant shall be considered as compensation for purposes of determining benefits under any employee benefit plan of FHLBank Topeka, except as otherwise determined by FHLBank Topeka.

7.3	Final Awards will be made as soon as practical following the end of the Performance Period, but no later than 2 ½ months following the end of the applicable Performance Period.

8.0	Plan Communication

8.1	The Compensation Committee, or its designee(s) shall communicate with Participant(s) regarding the Plan in accordance with the following schedule:

First quarter of the Performance Period	Communicate Performance Measures and identify Plan Participants for the next Performance Period.

First quarter of the Performance Period	Communicate Performance Measures and specific hurdles for the Performance Period.

Annually	Interim assessments of progress toward achieving Performance Measures.

End of Performance Period	Final assessment of FHLBank Topeka and individual performance.

9.0	Administrative Control

9.1
Oversight of the Plan’s operation will be provided by the Compensation Committee.  Administration of the Plan shall be provided by the Compensation Committee, with delegated authority to FHLBank Topeka’s President/CEO, Human Resources and Administration Department, or other employees as applicable.

9.2
The Compensation Committee, in consultation with the President/CEO has full discretion and authority and is otherwise responsible for interpreting and applying the terms of the Plan.  These interpretations and applications shall be final and binding.

10.0	Miscellaneous Conditions

10.1
Except as provided in Section 10.3, Participants must be employed by FHLBank Topeka on the date of payment for the Performance Period, and otherwise not in violation of Section 3.5, to receive a Final Award.

10.2
Employees of FHLBank Topeka who are hired, transferred, or promoted during the first six months of the Performance Period may be recommended for: (i) participation in the Plan or (ii) participation in the Plan at a level other than the one originally designated, in accordance with Section 3.1, and receive a prorated Base Award Opportunity calculated as a percentage of the employee’s new base salary at the time of the promotion.

10.3
Notwithstanding the provisions of Section 10.1, if a Participant incurs a Termination of Service (i) due to death, (ii) due to Disability, (iii) due to Retirement, (iv) by the Participant for Good Reason or (v) by the Bank without Cause during the Performance Period any portion of his or her Plan Award eligible to become earned in the Performance Periods in which the termination occurs will, to the extent the Performance Measures for such Performance Periods are satisfied, be treated as earned and payable to the Participant or his or her beneficiary (as designated under a completed Beneficiary Designation) in a pro rata manner equivalent to the period of time during the Performance Periods that the Participant participated in the Plan.

a)
For purposes of the Plan and this section, Disability means, as a result of the Participant’s incapacity due to physical or mental illness, the Participant has been absent from his or her duties with FHLBank Topeka for an aggregate of 12 out of 15 consecutive months and, within 30 days after a written notice of termination is thereafter given by FHLBank Topeka to the Participant, the Participant does not return to the full-time performance of the Participant’s duties.

b)	Retirement means the planned and voluntary termination of the Participant’s employment on or after the Participant has attained age 62 with five years of employment.

c)	For purposes of the Plan, “Good Reason” will mean a Termination of Service by the Participant under any of the following circumstances:

a.
During the period:  (A) beginning with the earliest to occur of the following three dates, as applicable:  (I) 12 months prior to the execution of a definitive agreement regarding a Reorganization of FHLBank Topeka or (II) if a Reorganization has been mandated by federal statute, rule, regulation or directive, 12 months prior to the effective date of such Reorganization or (III) 12 months prior to the adoption of a plan or proposal for the liquidation or dissolution of FHLBank Topeka, and (B) ending on the effective date of such Reorganization.

i.
a material change in the Participant’s status, position, job title or principal duties and responsibilities as a key employee of FHLBank Topeka which does not represent a promotion from the Participant’s status and position as in effect as of the date hereof (hereinafter, Position), or

ii.	the assignment to the Participant of any duties or responsibilities (or removal of any duties or responsibilities), which assignment or removal is materially inconsistent with such Position, or

iii.
any removal of the Participant from such Position (including, without limitation, all demotions and harassing assignments), except in connection with the termination of the Participant’s employment for Cause or Disability, or as a result of the Participant’s death;

b.	any material breach by FHLBank Topeka of any provisions of this Plan or any other agreement with the Participant; or

c.	any failure by FHLBank Topeka or its successors and assigns to obtain the assumption of this Plan by any successor or assign of FHLBank Topeka.

d)
For purposes of the Plan, “Cause” means (1) continued failure of the Participant to perform his or her duties with FHLBank Topeka (other than any such failure resulting from Disability), after a demand for performance by the Board; (2) personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses); or (3) removal of the Participant for cause by the FHFA pursuant to 12 U.S.C.  1422b(a)(2), or by any successor agency to the FHFA pursuant to a similar statute.

10.4
The designation of an employee as a Participant in the Plan does not guarantee employment.  Nothing in this Plan will confer on any employee the right to be retained in the service of FHLBank Topeka nor limit the right of FHLBank Topeka to terminate or otherwise deal with any employee.

10.5	The Board has the right to revise, modify, or terminate the Plan in whole or in part at any time or for any reason without the consent of any Participant.

10.6
No benefit or interest available under the Plan will be subject in any manner to anticipation or alienation and no Participant has any direct or indirect right to sell, transfer, assign, pledge, attach, garnish or otherwise encumber any anticipated Plan Award and any effort(s) to do so shall be void and unenforceable, and FHLBank Topeka shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person who might anticipate a Plan Award under this Plan.

10.7	This Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of FHLBank Topeka for payment of any Plan Award under this program.

10.8
Except to the extent superseded by laws of the United States, the laws of the State of Kansas will be controlling in all matters relating to the Plan without regard to the choice of law principles therein.  The Plan and all Award Agreements are intended to comply, and will be construed by FHLBank Topeka in a manner which they are exempt from or comply with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  To the extent there is any conflict between a provision of the Plan and a provision of Code Section 409A, the applicable provision of Code Section 409A will control.

10.9
The headings and subheadings in the Plan have been inserted for convenience of reference only and will not affect the construction of the Plan provisions.  In any necessary construction, the masculine will include the feminine and the singular the plural, and vice versa.

10.10	This Plan may be executed in any number of counterparts, each one constituting but one and the same instrument, and may be sufficiently evidenced by any one counterpart.

10.11
The individual members of the Board and Compensation Committee will, in accordance with FHLBank Topeka’s By-laws and other Board governance, be indemnified and held harmless by FHLBank Topeka with respect to any alleged breach of responsibilities performed or to be performed hereunder.  In addition, notwithstanding any other provision of the Plan, neither FHLBank Topeka nor any individual acting as an employee or agent of FHLBank Topeka will be liable to a Participant for any claim, loss, liability or expense incurred in connection with the Plan, except when the same has been affirmatively determined by a court order or by the affirmative and binding determination of an arbitrator, to be due to the gross negligence or willful misconduct of that person.

10.12
If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a prior claim for the distribution has been made by a duly qualified guardian or other legal representative), then, unless and until a claim for the distribution has been made by a duly appointed guardian or other legal representative of the person, the Compensation Committee may provide for the distribution to be made to any other individual or institution then contributing toward or providing for the care and maintenance of the person.  Any payment made for the benefit of the person under this Section will be a payment for the account of such person and a complete discharge of any liability of FHLBank Topeka and the Plan.

10.13
Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying on the evidence considers pertinent and reliable, and signed, made or presented by the proper party or parties.

10.14
Any action required of or permitted by FHLBank Topeka under the Plan will be made by the Compensation Committee through delegated authority of the Board, or its designated authorities or individual designee(s).

10.15
In the event any provisions of the Plan are held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and endorsed as if the illegal or invalid provisions had never been contained in the Plan.

10.16
A Participant, or any other person entitled to benefits under the Plan, must furnish the Compensation Committee with any and all documents, evidence, data or other information the Committee considers necessary or desirable for the purpose of administering the Plan.  Benefit payments under the Plan are conditioned on a Participant (or other person who is entitled to benefits) furnishing full, true and complete data, evidence or other information to the Compensation Committee, and on the prompt execution of any document reasonably related to the administration of the Plan requested by the Compensation Committee.

10.17
The Plan will be binding upon and inure to the benefit of FHLBank Topeka and its successors and assigns, and the successors, assigns, designees and estates of a Participant.  The Plan will also be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of FHLBank Topeka, but nothing in the Plan will preclude FHLBank Topeka from merging or consolidating into or with, or transferring all or substantially all of its assets to, another organization which assumes the Plan and all obligations of FHLBank Topeka hereunder.  FHLBank Topeka agrees that it will make appropriate provision for the preservation of a Participant’s rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization or transfer of assets.  Upon such a merger, consolidation, reorganization, or transfer of assets and assumption of Plan obligations of FHLBank Topeka, the term “FHLBank Topeka” will refer to such other organization and the Plan will continue in full force and effect.

Appendix A-I
2009-2011 Performance Period

Performance Period
The Performance Period described in this Appendix shall be January 1, 2009 through December 31, 2011.

Eligibility
The following individuals are eligible to participate in the 2009 – 2011 Performance Period

Base Award Opportunity
Percentage
Level I:
Andrew J.  Jetter, President & CEO                    40%

Level II:                                  30%
David S.  Fisher, SEVP & Chief Operating Officer
Mark E.  Yardley, EVP & Chief Risk Officer

Level III:                                20%
Patrick C.  Doran, SVP & General Counsel
Sonia Betsworth, SVP& Director of Credit
Brad Hodges, SVP & Director of Corporate Services
Dan Hess, FVP & Director of Member Products
Wil Osborn, FVP & Chief Financial Officer

Appendix A-I (cont.)

Performance Measures
In calculating Base Award amounts, performance shall be measured by evaluating the following:

	Minimum	Threshold	Target	Maximum
Total Return(1)	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	2/12 or 1/12 vs FHLBanks
Applicable Salary
Performance Measure Percentage	0%	50%	100%	150%
Weighting	0.75	0.75	0.75	0.75
Dollar Value (Salary x Performance Measure Percentage x Weight)	$	$	$	$

Expense Growth(2)	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	2/12 or 1/12 vs FHLBanks
Applicable Salary
Performance Measure Percentage	0%	50%	100%	150%
Weighting	0.25	0.25	0.25	0.25
Dollar Value (Salary x Performance Measure Percentage x Weight)	$	$	$	$

Total Value (Dollar Value for Total Return + Dollar Value for Expense Growth)	$	$	$	$

Base Award Opportunity Percentage Level I (40%) Level II (30%) Level III (20%)%		%	%	%
Total Base Award (Total Value x Base Award Opportunity Percentage)	$	$	$	$

Footnotes:
1)           Total Return.  Total Return equals the Total Dividends, plus the Change in Retained Earnings, divided by the Average Capital. For FHLBank Topeka: Total Dividends is defined as the sum of the actual dividends paid on required Class A Common Stock and all Class B Common Stock during the three-year Performance Period; Change in Retained Earnings is defined as the change in retained earnings from 12/31/08 to 12/31/11; and Average Capital is defined as the average daily ending balance of required Class A Common Stock and all Class B Common Stock for dates starting with 01/01/09 and ending 12/31/11.   For the other FHLBanks, unless determined otherwise by the Compensation Committee: Total Dividends is defined as all dividends paid on all capital stock during the three-year period; Change in Retained Earnings is defined as the change in retained earnings from 12/31/08 to 12/31/11; and Average Capital is defined as the average daily ending balance of all capital stock outstanding for dates starting with 01/01/09 and ending 12/31/11.  For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the highest total return being the best performance, and ranking 1st out of the 12 FHLBanks.

2)           Expense Growth.  Expense growth is the dollar amount of the change in operating expenses (including salaries and benefits, costs of quarters and other operating expenses) at FHLBank Topeka from calendar year 2008 to calendar year 2011.  For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the lowest increase (or greatest decrease) being the best performance, and a 1st out of the 12 FHLBanks being the highest ranking.

Appendix A-I (cont.)

Final Award Calculation:

The value of the Final Award at the end of the Performance Period shall be determined as follows:

1.	After the Performance Period ends, determine actual FHLBank Topeka performance under the Performance Measure criteria (i.e., Minimum, Threshold, Target or Maximum) set forth above.

2.	Multiply the performance measure percentage achieved in step 1 for each performance measure by its respective weighting.

3.	Multiply the product from step 2 by the Participant’s Base Salary to equal initial Dollar Value of award for each performance measure.

4.	Add the respective Dollar Value for each performance measure to determine Total Value amount.

5.	Determine the applicable Base Award Opportunity Percentage, based on applicable eligibility Level (i.e., Level I, II or III, but not Level IV).

6.	Multiply Total Value by Base Award Opportunity Percentage to determine Base Award amount.

7.	Add President’s Award, if applicable, to determine Final Award amount.

8.	Ensure that all conditions for receipt of a Final Award described in the Plan have been met in accordance with Section 6.4.

Appendix A-II
2010-2012 Performance Period

Performance Period
The Performance Period described in this Appendix shall be January 1, 2010 through December 31, 2012.

Eligibility
The following individuals are eligible to participate in the 2010 – 2012 Performance Period.

Base Award Opportunity
Percentage
Level I:
Andrew J.  Jetter, President & CEO                    40%

Level II:                                  30%
David S.  Fisher, SEVP & Chief Operating Officer
Mark E.  Yardley, EVP & Chief Risk Officer

Level III:                                20%
Patrick C.  Doran, SVP & General Counsel
Sonia Betsworth, SVP& Director of Credit
Brad Hodges, SVP & Director of Corporate Services
Dan Hess, SVP & Director of Member Products
Wil Osborn, SVP & Chief Financial Officer

Appendix A-II (cont.)

Performance Measures
In calculating Base Award amounts, performance shall be measured by evaluating the following:

	Minimum	Threshold	Target	Maximum
Total Return(1)	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	2/12 or 1/12 vs FHLBanks
Applicable Salary
Performance Measure Percentage	0%	50%	100%	150%
Weighting	0.75	0.75	0.75	0.75
Dollar Value (Salary x Performance Measure Percentage x Weight)	$	$	$	$

Expense Growth(2)	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	2/12 or 1/12 vs FHLBanks
Applicable Salary
Performance Measure Percentage	0%	50%	100%	150%
Weighting	0.25	0.25	0.25	0.25
Dollar Value (Salary x Performance Measure Percentage x Weight)	$	$	$	$

Total Value (Dollar Value for Total Return + Dollar Value for Expense Growth)	$	$	$	$

Base Award Opportunity Percentage Level I (40%) Level II (30%) Level III (20%)%		%	%	%
Total Base Award (Total Value x Base Award Opportunity Percentage)	$	$	$	$
Footnotes:
1)           Total Return.  Total Return equals the Total Dividends, plus the Change in Retained Earnings, divided by the Average Capital. For FHLBank Topeka: Total Dividends is defined as the sum of the actual dividends paid on required Class A Common Stock and all Class B Common Stock during the three-year Performance Period; Change in Retained Earnings is defined as the change in retained earnings from 12/31/09 to 12/31/12; and Average Capital is defined as the average daily ending balance of required Class A Common Stock and all Class B Common Stock for dates starting with 01/01/10 and ending 12/31/12.   For the other FHLBanks, unless determined otherwise by the Compensation Committee: Total Dividends is defined as all dividends paid on all capital stock during the three-year period; Change in Retained Earnings is defined as the change in retained earnings from 12/31/09 to 12/31/12; and Average Capital is defined as the average daily ending balance of all capital stock outstanding for dates starting with 01/01/10 and ending 12/31/12.  For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the highest total return being the best performance, and ranking 1st out of the 12 FHLBanks.

2)           Expense Growth.  Expense growth is the dollar amount of the change in operating expenses (including salaries and benefits, costs of quarters and other operating expenses) at FHLBank Topeka from calendar year 2009 to calendar year 2012.  For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the lowest increase (or greatest decrease) being the best performance, and a 1st out of the 12 FHLBanks being the highest ranking.

Appendix A-II (cont.)

Final Award Calculation:

The value of the Final Award at the end of the Performance Period shall be determined as follows:

1.	After the Performance Period ends, determine actual FHLBank Topeka performance under the Performance Measure criteria (i.e., Minimum, Threshold, Target or Maximum) set forth above.

2.	Multiply the performance measure percentage achieved in step 1 for each performance measure by its respective weighting.

3.	Multiply the product from step 2 by the Participant’s Base Salary to equal initial Dollar Value of award for each performance measure.

4.	Add the respective Dollar Value for each performance measure to determine Total Value amount.

5.	Determine the applicable Base Award Opportunity Percentage, based on applicable eligibility Level (i.e., Level I, II or III, but not Level IV).

6.	Multiply Total Value by Base Award Opportunity Percentage to determine Base Award amount.

7.	Add President’s Award, if applicable, to determine Final Award amount.

8.	Ensure that all conditions for receipt of a Final Award described in the Plan have been met in accordance with Section 6.4.

Appendix A-III
2011-2013 Performance Period

Performance Period
The Performance Period described in this Appendix shall be January 1, 2011 through December 31, 2013.

Eligibility
The following individuals are eligible to participate in the 2011-2013 Performance Period.

Base Award Opportunity
Percentage
Level I:
Andrew J. Jetter, President & CEO                    40%

Level II:                                30%
David S. Fisher, SEVP & Chief Operating Officer
Mark E. Yardley, EVP & Chief Risk Officer

Level III:                                20%
Patrick C. Doran, SVP & General Counsel
Sonia Betsworth, SVP& Director of Credit
Brad Hodges, SVP & Director of Corporate Services
Dan Hess, SVP & Director of Member Products
Wil Osborn, SVP & Chief Financial Officer
Denise Cauthon, SVP & Chief Accounting Officer

Appendix A-III (cont.)

Performance Measures
In calculating Base Award amounts, performance shall be measured by evaluating the following:

	Minimum	Threshold	Target	Maximum
Total Return(1)	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	2/12 or 1/12 vs FHLBanks
Applicable Salary
Performance Measure Percentage	0%	50%	100%	150%
Weighting	0.375	0.375	0.375	0.375
Dollar Value (Salary x Performance Measure Percentage x Weight)	$	$	$	$

Expense Growth(2)	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	2/12 or 1/12 vs FHLBanks
Applicable Salary
Performance Measure Percentage	0%	50%	100%	150%
Weighting	0.25	0.25	0.25	0.25
Dollar Value (Salary x Performance Measure Percentage x Weight)	$	$	$	$

Market Value of Equity (MVE) / Total Regulatory Capital Stock (TRCS)(3)	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	2/12 or 1/12 vs FHLBanks
Applicable Salary
Performance Measure Percentage	0%	50%	100%	150%
Weighting	0.375	0.375	0.375	0.375
Dollar Value (Salary x Performance Measure Percentage x Weight)	$	$	$	$

Total Value (Dollar Value for Total Return + Dollar Value for Expense Growth + Dollar Value for MVE/TRCS)	$	$	$	$

Base Award Opportunity Percentage Level I (40%) Level II (30%) Level III (20%)%		%	%	%
Total Base Award (Total Value x Base Award Opportunity Percentage)	$	$	$	$
Footnotes:
1)           Total Return.  Total Return equals the Total Dividends, plus the Change in Retained Earnings, divided by the Average Capital. For FHLBank Topeka: Total Dividends is defined as the sum of the actual dividends paid on required Class A Common Stock and all Class B Common Stock during the three-year Performance Period; Change in Retained Earnings is defined as the change in retained earnings from 12/31/10 to 12/31/13; and Average Capital is defined as the average daily ending balance of required Class A Common Stock and all Class B Common Stock for dates starting with 01/01/11 and ending 12/31/13.   For the other FHLBanks, unless determined otherwise by the Compensation Committee: Total Dividends is defined as all dividends paid on all capital stock during the three-year period; Change in Retained Earnings is defined as the change in retained earnings from 12/31/10 to 12/31/13; and Average Capital is defined as the average daily ending balance of all capital stock outstanding for dates starting with 01/01/11 and ending 12/31/13.  For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the highest total return being the best performance, and ranking 1st out of the 12 FHLBanks.

2)           Expense Growth.  Expense growth is the dollar amount of the change in operating expenses (including salaries and benefits, costs of quarters and other operating expenses) at FHLBank Topeka from calendar year 2010 to calendar year 2013.  For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the lowest increase (or greatest decrease) being the best performance, and a 1st out of the 12 FHLBanks being the highest ranking.

3)           MVE/TRCS.  Using amounts reported on the Trendbook Analysis from the FHFA Call Report System (CRS), MVE/TRCS is calculated by dividing base case MVE by TRCS (TRCS calculated as Total Regulatory Capital minus Retained Earnings) calculated at the end of the Performance Period. For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the highest MVE/TRCS being the best performance, and ranking 1st out of the 12 FHLBanks.

Appendix A-III (cont.)

Final Award Calculation:

The value of the Final Award at the end of the Performance Period shall be determined as follows:

1.	After the Performance Period ends, determine actual FHLBank Topeka performance under the Performance Measure criteria (i.e., Minimum, Threshold, Target or Maximum) set forth above.

2.	Multiply the performance measure percentage achieved in step 1 for each performance measure by its respective weighting.

3.	Multiply the product from step 2 by the Participant’s Base Salary to equal initial Dollar Value of award for each performance measure.

4.	Add the respective Dollar Value for each performance measure to determine Total Value amount.

5.	Determine the applicable Base Award Opportunity Percentage, based on applicable eligibility Level (i.e., Level I, II or III, but not Level IV).

6.	Multiply Total Value by Base Award Opportunity Percentage to determine Base Award amount.

7.	Add President’s Award, if applicable, to determine Final Award amount.

8.	Ensure that all conditions for receipt of a Final Award described in the Plan have been met in accordance with Section 6.4.

Appendix B

Participation Agreement

Participant: ________________________	Social Security No.: ____________

Address: ________________________	Date of Birth: ___________________
_____________________________________

1.           Agreement to Participate.  The Participant (identified above and sometimes hereinafter referred to as “I”) hereby agrees to become a Participant in the Federal Home Loan Bank of Topeka Long-Term Incentive Plan (the “Plan”).

2.           Acknowledgements:  I hereby acknowledge the following:  (1) I have received and reviewed a copy of the Plan; (2) all benefits under this Plan remain subject to the claims of the general creditors of Federal Home Loan Bank of Topeka (“FHLBank Topeka”), and in the event of the bankruptcy, insolvency, or any similar situation involving FHLBank Topeka, I acknowledge that I would have the rights of a general unsecured creditor with respect to the benefits under this Plan; (3) that any right to benefits hereunder are subject to the specific terms and conditions of the Plan, including any specific Performance Measures set forth therein; (4) no benefits will be paid under this Plan if I am terminated for “Cause” as set forth in the Plan; (5) no benefits will be paid under this Plan or other remedies may be available to FHLBank Topeka if I violate or fail to fulfill the non-disclosure or non-solicitation provisions set forth under Section 3.5 in this Plan, if applicable; (6) the benefits of this Plan may be subject to FICA taxes before such amounts are actually paid to me; and (7) all amounts received under this Plan shall be taxable to me as ordinary income.

IN WITNESS WHEREOF, I have executed this Participation Agreement as of the date set forth below.

Date: ____________, 20__	_________________________
Signature of Participant

Received and acknowledged this _____ day of __________________, 20.

FEDERAL HOME LOAN BANK OF TOPEKA

By: ________________________

Print Name: _________________
Print Title: _________________
“FHLBank Topeka”

BENEFICIARY DESIGNATION

CAREFULLY READ THE INSTRUCTIONS FOUND AT THE END
OF THIS FORM BEFORE PROCEEDING.

Participant: ________________________	Social Security No.: ____________

Address: ________________________	Date of Birth: __________________

______________________________

The Participant hereby designates the following individual(s) or entity(ies) as his or her beneficiary(ies) pursuant to the terms of the Long-Term Incentive Plan of Federal Home Loan Bank of Topeka (“FHLBank Topeka”) [Insert Name, Social Security Number, Relationship, Date of Birth and Address of Individuals and/or fully identify any trust beneficiary by the Name of the Trust, Date of Execution of the Trust, the Trustee’s Name, the address of the trust, and the employer identification number of the trust]:

Primary Beneficiary(ies)	SSN/Tax I.D.

Contingent Beneficiary(ies)

The Participant hereby reserves the right to change this Beneficiary Designation, and any such change shall be effective when the Participant has executed a new or amended Beneficiary Designation form, and the receipt of such form has been acknowledged by FHLBank Topeka, all in such manner as specified by FHLBank Topeka from time to time, or on a future date specified by any such new or amended Beneficiary Designation form.
IN WITNESS WHEREAS, the Participant has executed this Beneficiary Designation on the date designated below.

Date: __________________,____	___________________________________
Signature of Participant

Received:

FEDERAL HOME LOAN BANK OF TOPEKA

Date: __________________,____	By: ____________________________
Print Name: _____________________
Print Title: _____________________

INSTRUCTIONS FOR COMPLETION OF
BENEFICIARY DESIGNATION FORM

As a participant in the Federal Home Loan Bank of Topeka Long-Term Incentive Plan (the “Plan”), you may be entitled to have certain benefits paid to a designated beneficiary under the Plan in the event of your death.  We recommend that you consult your attorney concerning the completion of this form to assure that the desired federal tax consequences are achieved.

The originally-signed copy of this form must be mailed or delivered to FHLBank Topeka at the following address:  Federal Home Loan Bank of Topeka, One Security Benefit Pl., Suite 100, P.O.  Box 176, Topeka KS 66601-0176, and to the attention of Mr. Kurt Burger.  You should also make and keep one copy of the form, and it should be kept with your other important documents.

If no Primary Beneficiary is alive when the payment becomes due, the benefits will be paid in equal shares to those of the Contingent Beneficiaries who are alive when the payment becomes due.

If you fail to designate a beneficiary, or if no designated beneficiaries are alive when the payment becomes due, or if insufficient information is available to reasonably determine your intent, the death benefits under the Plan will be paid to your estate.

THIS BENEFICIARY DESIGNATION DOES NOT ALTER OR MODIFY THE PROVISIONS OF THE PLAN.  IN THE EVENT THAT THIS BENEFICIARY DESIGNATION FORM INADVERTENTLY CONFLICTS WITH THE PROVISIONS OF THE PLAN, THE PROVISIONS OF THE PLAN SHALL CONTROL.